UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2013 (August 21, 2013)

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Credit Facility

As previously announced, on July 31, 2013, Globalstar, Inc. (the “Company” or “Globalstar”) entered into a Global Deed of Amendment and Restatement (the “GARA”) with Thermo Funding Company LLC (“Thermo”), Globalstar’s domestic subsidiaries (the “Subsidiary Guarantors”), a syndicate of bank lenders, including BNP Paribas, Societe Generale, Natixis, Credit Agricole Corporate and Investment Bank and Credit Industrial et Commercial as arrangers and BNP Paribas as the security agent and COFACE Agent, providing for the amendment and restatement of Globalstar’s existing $586.3 million senior secured credit facility (the “COFACE Facility’) dated as of June 5, 2009 (as previously amended, the “Existing Credit Agreement”) and certain related credit documents.

The GARA, as amended by the Deed of Amendment among the parties dated August 21, 2013, became effective on August 22, 2013 and waived all of Globalstar’s existing defaults under the Existing Credit Agreement, extended the term of the facility by two and a half years (postponing an aggregate of $235.3 million in principal payments through 2019), and restructured the financial covenants. See Globalstar’s Current Report on Form 8-K filed August 6, 2013 for a description of the material terms of the GARA, the changes to the terms of the COFACE Facility and the Amended and Restated Loan Agreement with Thermo.

Copies of the GARA and related material documents are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Global Deed of Amendment and Restatement dated July 31, 2013
10.2	Deed of Amendment in respect of the Global Deed of Amendment and Restatement dated August 21, 2013
10.3	Amended and Restated Facility Agreement effective August 22, 2013
10.4	Amended and Restated Loan Agreement between Globalstar, Inc. and Thermo Funding Company LLC dated as of July 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ L. Barbee Ponder IV
L. Barbee Ponder IV
Vice President and
General Counsel

Date: August 22, 2013